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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inverness Medical Innovations, Inc.
Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85658, 333-87180, 333-102577, 333-107288, 333-110715, 333-110716, and 333-116659), Form S-4 (Nos. 333-117042-13 and 333-122670) and Form S-8 (Nos. 333-67392, 333-74032, 333-85402, 333-90530, 333-106996 and 333-106994) of Inverness Medical Innovations, Inc. of our reports dated March 14, 2005 (except for the restatement discussed in Note 2(r), as to which the date is August 26, 2005, the effect of which has been reflected throughout the financial statements and notes thereto), relating to the consolidated financial statements and the effectiveness of Inverness Medical Innovations, Inc.'s internal control over financial reporting, which is incorporated in this Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004.

BDO Seidman, LLP

Boston, Massachusetts
August 26, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm